UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 5, 2014

Ultragenyx Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36276	27-2546083
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Leveroni Court, Novato, California	94949
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 483-8800

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

On February 5, 2014, Ultragenyx Pharmaceutical Inc.’s (“Ultragenyx” or the “Company”) amended and restated certificate of incorporation filed with the Secretary of State of the State of Delaware and its amended and restated bylaws became effective in connection with the closing of the initial public offering of shares of the Company’s common stock. As described in the Registration Statement on Form S-1 (File No. 333-192244), as amended, the Company’s board of directors and stockholders previously approved the amendment and restatement of these charter documents to be effective in connection with the closing of the Company’s initial public offering.

As amended and restated, the certificate of incorporation and bylaws contain provisions that, among other things:

•	authorize 250,000,000 shares of common stock;

•	delete all references to the various series of preferred stock that were previously authorized and instead create 25,000,000 shares of undesignated preferred stock with terms to be set by the board of directors, which rights could be senior to those of the common stock;

•	require the advance notice of nominations for election to the board of directors or for proposing matters that can be acted upon at a stockholders’ meeting;

•	allow the board of directors to alter the bylaws without obtaining stockholder approval;

•	eliminate the rights of stockholders to call a special meeting of stockholders and to take action by written consent in lieu of a meeting;

•	require the approval of at least 75% of the shares entitled to vote at an election of directors to adopt, amend or repeal the bylaws or repeal the provisions of the amended and restated certificate of incorporation regarding the election and removal of directors, the inability of stockholders to take action by written consent in lieu of a meeting, and selection of Delaware as the exclusive jurisdiction of certain actions; and

•	establish a classified board of directors, as a result of which the successors to the directors whose terms have expired will be elected to serve from the time of election and qualification until the third annual meeting following their election.

The foregoing description of the amended and restated certificate of incorporation and bylaws is qualified in its entirety by reference to (1) the amended and restated certificate of incorporation filed as Exhibit 3.1 hereto, and (2) the amended and restated bylaws filed as Exhibit 3.2 hereto, each of which is incorporated herein by reference.

Item 8.01.	Other Events.

On February 5, 2014, the Company completed its initial public offering of 6,624,423 shares of its common stock at a price to the public of $21.00 per share, which includes the exercise in full by the underwriters of the offering of their option to purchase 864,054 shares of the Company’s common stock. A copy of the press release announcing the closing of the initial public offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

As a result of the issuance of 6,624,423 shares of common stock in the initial public offering, the Company has 30,035,894 shares of common stock outstanding on the date hereof.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Ultragenyx Pharmaceutical Inc.

3.2	Ultragenyx Pharmaceutical Inc. Amended and Restated Bylaws.

99.1	Press release dated February 5, 2014.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2014	Ultragenyx Pharmaceutical Inc.

	By:	/s/ Shalini Sharp
Shalini Sharp
Senior Vice President, Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Ultragenyx Pharmaceutical Inc.

3.2	Ultragenyx Pharmaceutical Inc. Amended and Restated Bylaws.

99.1	Press release dated February 5, 2014.